Exhibit 10.3(d)

SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of January 16, 2014 (this "Amendment"), is among SMITHFIELD FOODS, INC., a Virginia corporation (the "Borrower"), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "RABOBANK NEDERLAND", NEW YORK BRANCH, (in its individual capacity, herein "Rabobank Nederland"), individually as the lender (the "Lender") and as administrative agent (in such capacity, the "Administrative Agent").
RECITALS:

The Borrower, Rabobank Nederland as the only lender and the Administrative Agent have entered into that certain Amended and Restated Term Loan Agreement dated as of August 31, 2012 (as the same may hereafter be amended or otherwise modified, the "Agreement").
The Borrower has informed the Administrative Agent and the Lender that the Borrower desires to (i) change its fiscal year to a fiscal year ending on the Sunday closest to December 31 of each calendar year, commencing with the fiscal year ending December 29, 2013 (which first fiscal year, for purposes of greater clarity, shall consist of only eight fiscal months) and (ii) change its fiscal quarters (and the method of determining its fiscal quarters) to fiscal quarters for such new fiscal year as determined by the Company based on its accounting policies for such new fiscal year (the “Fiscal Period Changes”).
In connection with the Fiscal Period Changes, the Borrower has requested that the Agreement be amended as herein set forth and the Administrative Agent and the Lender have agreed to so amend the Agreement on the terms and conditions herein set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:
ARTICLE 1.

Definitions
Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.
ARTICLE 2.

Amendments
Section 2.1.    Amendment to the definition "Fiscal Year". The definition of "Fiscal Year" set forth in Section 1.01 (Defined Terms) of the Agreement is amended in its entirety to read as follows:
"Fiscal Year" means (i) for the fiscal years ending on or prior to April 30, 2013, the fiscal year of the Borrower ending on the Sunday closest to April 30 of each year and (ii) thereafter, the fiscal year of the Borrower ending on the Sunday closest to December 31 of each calendar year, commencing with the fiscal year ending December 29, 2013 (which first fiscal year, for purposes of greater clarity, shall consist of only eight fiscal months) or such other fiscal year as may be determined by the Borrower and the Board of Directors and of which the Administrative Agent shall receive written notice.
Section 2.2.    Amendment to the definition "Consolidated Coverage Ratio ". The first six lines of the definition of "Consolidated Coverage Ratio" set forth in Section 1.01 (Defined Terms) of the Agreement are amended in their entirety to read as follows:
"Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Borrower and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Borrower are available to (ii) Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries for such four consecutive fiscal quarters; provided, however, that, notwithstanding the foregoing, with respect to the fiscal quarter ending December 29, 2013 and each of the following three fiscal quarters, the Consolidated Coverage Ratio shall, rather than being calculated for the four fiscal quarters then ended, be calculated for the trailing twelve fiscal months then ended; provided, further, however, that:
Section 2.3.    Amendment to the Definition "Asset Disposition". Clause (vi) of the definition of "Asset Disposition" set forth in Section 1.01 (Defined Terms) of the Agreement is amended in its entirety to read as follows:
(vi)    the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (vi) does not exceed (A) $3,333,333 in the aggregate in the Fiscal Year ending December 29, 2013, (B) $5,000,000 in the aggregate in any other Fiscal Year and (C) $50,000,000 in the aggregate prior to the Maturity Date.
Section 2.4.    Amendment to Section 5.01(b) (Quarterly Financial Statements). The following is inserted immediately following the words “on EDGAR)” in the last line thereof:
provided, that, notwithstanding the foregoing, with respect to the fiscal quarter ending December 29, 2013 and each of the following three fiscal quarters, such quarterly financial statements shall be accompanied by monthly financial statements for the trailing twelve fiscal months then ended to the extent not already delivered to the Administrative Agent or included in such quarterly financial statements, together with comparative information for the corresponding period or periods of the prior year;
Section 2.5.    Amendment to Section 6.01 (Limitation on Restricted Payments). Clause (b)(vii) of Section 6.01 (Additional Permissions) of the Agreement is amended in its entirety to read as follows:
(vii)    Permitted Employee Payments; provided however, that the aggregate amount of Restricted Payments made under this clause (vii) shall not exceed (A) $6,666,667 in the Fiscal Year ending December 29, 2013 and (B) $10,000,000 in any other Fiscal Year (with unused amounts in any Fiscal Year carried over to the immediately succeeding Fiscal Year subject to a maximum of $20,000,000 in any Fiscal Year).
ARTICLE 3.

Conditions Precedent

Section 3.1.    Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction (or waiver in accordance with Section 10.02 of the Agreement) of the following conditions precedent:
(a)    The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Amendment signed and delivered on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page to this Amendment) that such party has signed and delivered a counterpart of this Amendment.
(b)    The Administrative Agent shall have received a true, correct and complete copy of a consent and amendment related to the ABL Credit Facility which is being executed concurrently herewith, which shall be in form and substance reasonably acceptable to the Administrative Agent.
(c)    The Administrative Agent shall have received a true, correct and complete copy of any amendment or consent related to that certain Amended and Restated Credit and Security Agreement dated as of January 31, 2013 among Rabobank Nederland as the administrative agent, Smithfield Receivables Funding LLC, the Borrower, Nieuw Amsterdam Receivables Corporation, and the other lenders party thereto, which is being executed concurrently herewith, which shall be in form and substance reasonably acceptable to the Administrative Agent.
(d)    All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel.
ARTICLE 4.

Ratifications, Representations and Warranties
Section 4.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded pursuant to Article 2 of this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor, the Administrative Agent, and the Lender agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
Section 4.2.    Representations and Warranties. Each Obligor represents and warrants to the Administrative Agent and the Lender as follows: (a) after giving effect to this Amendment, no Default nor any Event of Default exists; and (b) after giving effect to this Amendment, the representations and warranties set forth in the Agreement are true and correct on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDER TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH OBLIGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT;

(a)    WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT; AND
(b)    RELEASE. RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND THE LENDER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY OBLIGOR EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.
ARTICLE 5.

Miscellaneous
Section 5.1.    Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or the Lender to rely upon them.
Section 5.2.    Reference to Agreement. Upon and after the effectiveness of Article 2 of this Amendment, each reference to the Agreement in each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
Section 5.3.    Expenses of Lender. As provided in Section 10.03 of the Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Administrative Agent's legal counsel.
Section 5.4.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
Section 5.5.    Governing Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
Section 5.6.    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, Lender, each Obligor, and their respective successors and permitted assigns, except no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Any assignment or other transfer made in violation of this Section shall be void.
Section 5.7.    Counterparts. This Amendment may be executed in one or more counterparts and on telecopy or other electronically reproduced counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5.8.    Effect of Waiver. No consent or waiver, express or implied, by Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty hereunder by the Borrower or any other Obligor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
Section 5.9.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10.    Entire Agreement. This Amendment and all other instruments, documents and agreements executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.
Executed as of the date first written above.
[Remainder of Page Intentionally Blank]

BORROWER:

Smithfield Foods, Inc., a Virginia corporation

By:    /s/ Timothy P. Dykstra_________________
Name:    Timothy P. Dykstra
Title:    Corporate Treasurer

ADMINISTRATIVE AGENT AND LENDER:

COÖPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND", NEW
YORK BRANCH, as Administrative Agent and the Lender

By:    /s/ Jeff Geisbauer_____________________
Name: Jeff Geisbauer
Title: Executive Director

By:    /s/ Robert M. Mandula_________________
Name: Robert M. Mandula
Title: Managing Director